UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

Internet America, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-25147	86-0778979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10930 W. Sam Houston Pkwy., N., Suite 200 HOUSTON, TX	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 968-2500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.; Compensatory Arrangements of Certain Officers

The Board of Directors of Internet America, Inc. appointed Ross McAlpine, age 56, as the Company’s new President and Chief Operating Officer effective November 30, 2007.  There is no employment contract between Mr. McAlpine and the Company. The Board of Directors approved an annual salary of $175,000 per year and granted him options to purchase 250,000 shares of Common stock at an exercise price of $1.00 per share, vesting 25% at each anniversary of the grant date.

Since 1991, Mr. McAlpine has been employed by Inter-Tel Incorporated, a communications equipment provider and subsidiary of Mitel, Inc. From 2001 to 2007, he served as President of Inter-Tel Network Services. From 1997 to 2001 he served as President of Inter-Tel.Net, one of the world’s initial Internet telephony service providers utilizing Voice over Internet Protocol (VoIP) and prior to that time held other executive positions at Intertel. Mr. McAlpine holds a BBA in Accounting from Texas State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNET AMERICA, INC.

By:	/s/William E. Ladin, Jr.
William E. Ladin, Jr. Chairman and Chief Executive Officer

Date: December 4, 2007